Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

We consent to the incorporation by reference in this Registration Statement of Byrna Technologies Inc. on Form S-8 to be filed on or about December 14, 2022 of our report dated February 11, 2022, on our audits of the financial statements as of November 30, 2021 and 2020 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed February 11, 2022.

/s/ EisnerAmper LLP

EISNERAMPER LLP

New York, New York

December 14, 2022